Exhibit 99.1

IMPORTANT INFORMATION AMERICAN FINANCE TRUST SETS THE CONVERSION DATE FOR ITS CLASS B-2 SHARES TO CONVERT INTO CLASS A SHARES American Finance Trust, Inc. (“AFIN”) announced on December 20, 2018 that all issued and outstanding shares of its Class B-2 common stock (“Class B-2 Shares”) will automatically convert into shares of its Class A common stock (“Class A Shares”) on January 9, 2019 (the “Conversion Date”). AFIN’s Class A Shares trade on the Nasdaq under the ticker symbol AFIN. The Class B-2 Shares represent approximately 25% of AFIN’s total outstanding shares. As of the Conversion Date 100% of AFIN’s common stock will be tradeable. FREQUENTLY ASKED QUESTIONS WHAT DO I NEED TO DO IN ADVANCE OF THE CONVERSION DATE? 1) Financial advisors should confirm access to DST Vision and accuracy of information on client accounts, especially Tax IDs. 2) Financial advisors or shareholders should confirm DRS instructions and necessary forms with your broker dealer or preferred brokerage (for more information on DRS, please see below). 3) Submit any account maintenance or transfer requests as soon as possible. Maintenance and transfers will be frozen from January 2, 2019 until after the Conversion Date. WHAT IS DRS? 1) DRS is an electronic transfer of shares from the transfer agent. 2) All non-custodial accounts must be sent to brokerage accounts via DRS system. 3) DRS takes three business days to complete. 4) DRS is a “pull” process, AFIN cannot “push” shares out to your brokerage account. 5) Information needed to initiate a DRS request includes: a. An account confirmation showing the shares you own (we will mail you a confirmation shortly after the conversion of your Class B-2 Shares into Class A Shares, this is also available online at www.ar-global.com for shareholders or www.dstvision.com for financial advisors). b. AFIN’s Class A CUSIP: 02607T109 c. Our Transfer Agent’s DTC Identifier: 07889 d. Any other documents your broker may require. YOU MUST CONTACT YOUR BROKER TO DETERMINE THEIR REQUIREMENTS. 6) Should shareholders wish to sell shares, we recommend that you first move shares owned to a brokerage account. 7) Most custodial held accounts will automatically move shares to the custodian.

IMPORTANT INFORMATION HOW DO I SELL MY AFIN SHARES AFTER THE CONVERSION? After the Conversion Date, any shareholder wishing to sell shares may do so in one of two ways: 1) For maximum flexibility, we suggest moving shares into a brokerage account with a firm of your choice. 2) Alternatively, DST Systems, Inc. can facilitate a trade for you. Shares sold through this method will be sold only at current market price and could take up to 24 hours to be executed. Please call 866-902-0063 for more information. DST Systems, Inc. will charge you $20.00 plus $0.03 per share transaction fee to sell your shares. WHAT TAX CONSIDERATIONS SHOULD I BE AWARE OF? HOW WILL COST BASIS BE DETERMINED AND TRANSMITTED? 1) The conversion of Class B-2 Shares into Class A Shares is not expected to have any tax impact to current AFIN shareholders or affect their cost basis or original purchase date for purposes of determining long-term capital gains or losses. 2) Cost basis will be transmitted to brokerage accounts if and when shares are moved out of our transfer agent’s records. 3) Shareholders should consult a qualified tax professional with any questions about the tax effects of selling Class A Shares received in the conversion and the purchase of fractional Class B-2 Shares for cash discussed below. FRACTIONAL SHARE REPURCHASE Many holders of Class B-2 Shares own fractional shares. The DRS system allows only for whole shares to be moved through its system and does not allow for fractional shares to be transmitted to brokerage accounts. As a result, on the Conversion Date, AFIN will run a process to purchase any fractional Class B-2 Shares you might have and issue a cash payment to you in a taxable transaction. The price for the fractional Class B-2 share repurchase will be based on the closing price of Class A Shares on the Nasdaq on the Conversion Date. Participants in AFIN’s distribution reinvestment plan will see Class A share balances which may include fractional shares held on the books of our transfer agent. ACCOUNT CONSOLIDATION Many shareholders who purchased shares of both AFIN and ARC Retail Centers of America during their initial equity raises currently own AFIN Class B-2 Shares in two accounts with identical registration. When we convert these shares to Class A Shares on the Conversion Date we will deposit ALL of these shares into only ONE Class A account. For example, if you own 500 Class B-2 Shares in account 160012345 and 200 Class B-2 Shares in account 150012345, we will convert these into 700 Class A Shares in account 150012345 and both Class B-2 accounts will be closed.